SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2006

INNOVIVE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51534	74-3123261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

555 Madison Avenue, 25th Floor, New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (212) 716-1810

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective May 5, 2006, Neil Herskowitz was appointed to the Board of Directors of Innovive Pharmaceuticals, Inc. Mr. Herskowitz will serve on the Board until the next annual meeting of the stockholders of Innovive.

Since 1998, Mr. Herskowitz has been a Managing Member of ReGen Partners LLC, an New York investment fund, and is also President of its affiliate, Riverside Claims LLC. Mr. Herskowitz has also served as a member of the Board of Directors of Manhattan Pharmaceuticals, Inc, since July 2004, and Chelsea Therapeutics Inc., since February 2005, both publicly traded specialty pharmaceutical development companies. Additionally, Mr. Herskowitz serves on the board of directors of Starting Point Services for Children a not-for-profit corporation. Mr. Herskowitz holds a B.B.A. in Finance from Bernard M. Baruch College.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVIVE PHARMACEUTICALS, INC.

Date: May 5, 2006	/s/ Steven Kelly
Steven Kelly
President and Chief Executive Officer